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EXHIBIT 10.65

                                 PROMISSORY NOTE
                                 ---------------

Principal Amount: $_______                       Date of Note: November 14, 2002

         FOR VALUE RECEIVED, SSP Solution, Inc., a California corporation (the "Borrower") (there is only one borrower) hereby promise to pay to the order of ___________ ("Holder"), in lawful money of the United States of America, the principal amount of ___________ and 00/100 DOLLARS ($_________) ("Principal Amount"), or so much as may be outstanding, together with interest on said principal amount outstanding from the date hereof until this Note is paid in full at such place as the holder hereof may from time to time designate.

1. MATURITY: The outstanding principal balance of this Note, and all accrued interest and other sums due hereunder, shall be due and payable in full upon the sooner of a) SSP Solutions raising no less than $3.5 million in equity or debt financing, or b) 364 days from the date of this Note ("Maturity Date"). Holder shall have the right at any time after the Note has been outstanding for a period of six months to convert the principal sum of the note or a part there of into common stock of the Company at a conversion price of $1.30.

2. INTEREST: Borrower Shall pay Lender interest according to the following schedule:

         o If note is repaid within 6 months, 15% (i.e., the balance due is $345,000)
         o        Within 9 months, 20%
         o        Within 12 months, 25%
         o        After 12 months, 30%

                  2A. EVENTS OF DEFAULT. If any of the following events takes place before the Maturity Date (each, an "EVENT OF DEFAULT"), Holder at its option may declare all principal and accrued and unpaid interest thereon and all other amounts payable under this Promissory Note immediately due and payable; PROVIDED, HOWEVER, that this Promissory Note shall automatically become due and payable without any declaration in the case of an Event of Default specified in clause 3 or 5, below:

                  (1) The Borrower fails to make payment of the full amount due under this Promissory Note on demand at the Maturity Date; or
                  (2) A receiver, liquidator or trustee is appointed by a court order (i) of the Borrower or (ii) for any part of the Borrower's assets or properties; or
                  (3)      The Borrower is adjudicated bankrupt or insolvent; or
                  (4) Any of the Borrower's property is sequestered by or in consequence of a court order and such order remains in effect for more than 30 days; or
                  (5) The Borrower files a petition in voluntary bankruptcy or requests reorganization under any provision of any bankruptcy, reorganization or insolvency law or consents to the filing of any petition against it under such law, or



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                  (6)      Any petition against the Borrower is filed under
                           bankruptcy, receivership or insolvency law; or
                  (7) The Borrower makes a formal or informal general assignment for the benefit of its creditors, or admits in writing its inability to pay debts generally when they become due, or consents to the appointment of a receiver, liquidator or trustee of the Borrower or for all or any part of its property; or
                  (8) An attachment or execution is levied against any part of the Borrower's assets that is not released within 30 days; or
                  (9) The Borrower dissolves, liquidates or ceases business activity, or transfers any major portion of its assets other than in the ordinary course of business; or
                  (10) The Borrower breaches any covenant or agreement on its part contained in this Promissory Note;
                  (11) There exists any material inaccuracy or untruthfulness of any representation or warranty of the Borrower set forth in this Promissory Note; or
                  (12) The Borrower shall default under any promissory note, credit agreement, loan agreement, conditional sales contract, guarantee, lease, indenture, bond, debenture or other material obligation to which it is a party whatsoever and a party thereto or a holder thereof is entitled to accelerate the obligations of the Borrower.

         3. WARRANT: The Borrower will issue a warrants to the Holder to purchase shares of common stock of the Borrower with a strike price of $1.30 exercisable for a period of five years. The numbers of warrants to be issued by Borrower will be based on the following schedule:

         a. Upon execution of the note- 60,000 warrants at $1.30 for five years
         b. If note is repaid within 90 days-90,000 warrants at $1.30 for five years
         c. If note is repaid within 120 days-120,000 warrants at $1.30 for five years
         d. If note is repaid within 150 days-150,000 warrants at $1.30 for five years
         e. If note is repaid within 180 days-180,000 warrants at $1.30 for five years
         f. If note not repaid within 360 days-300,000 warrants at $1.30 for five years

The warrant issuance is cumulative. i.e. If Borrower has not redeemed the Note within 90 days Borrower will issue and additional 30,000 warrants to Holder.

The Borrower will file a registration statement for the shares underlying the warrants and those shares issued if Holder elects to convert within 120 days of Holders election to convert or within 120 days of the Warrants being issued. If Borrower fails to file a registration statement for the shares underlying the warrants or common stock issued upon conversion within 120 days, Borrower shall pay to Holder $1,000 for every day that the shares have not been registered.

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4. LAWFUL RATE OF INTEREST: It is expressly stipulated and agreed to be the intent of The Borrower and Holder at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Holder to contract for, charge, or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Note. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or received with respect to the indebtedness evidenced by this Note, or if Holder's exercise of the option to accelerate the maturity of this Note, results in The Borrower having paid any interest in excess of that permitted by applicable law, then it is The Borrower's and Holder's express intent that all excess amounts theretofore collected by Holder be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to The Borrower), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectible hereunder and there under reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and there under.

5. PREPAYMENT: The Borrower may prepay this Note at any time, in whole or in part, provided Borrower has issued the Warrants to Holder.

6. SEVERABLE PROVISIONS: Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

7. TIME OF ESSENCE: Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.

8. GOVERNING LAW: This note shall be governed by and construed in accordance with the laws of the State of Illinois. In the event of any dispute regarding the subject matter of this Note, such dispute shall be submitted to arbitration before a single arbitrator in the city of Chicago in accordance with the rules of the American Arbitration Association. Any decision or award shall be final and binding upon the parties hereto. All legal fees, arbitration fees, filing fees, collection fees and expenses shall be paid to the prevailing party by the losing party.

9. EXPENSES: Borrower shall pay Holder $1,000 for legal fees incurred.

10. COLLATERAL: Holder shall have a Senior secured interest in all the assets of SSP Solution s and any subsidiary or affiliate thereof that are unencumbered, furthermore these notes shall be evidenced by a UCC Filing to made by the Company within 3 days of the execution of the Note, the filing shall include the this instrument as secured by the Intellectual Property assets of the Company and if necessary shall be evidenced with a filing and the Office of patents and Trademarks. The note shall also be secured by any and all receivables due SSP from its SSP Gaming subsidiary, and Holder shall have the right to inspect the books and records of said Companies at any time with twenty-four hours notice to Borrower. Security Interest shall evidenced by UCC filing in the State of Illinois and California.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered as of the date first above written

SSP Solutions, Inc.

By: __/s/ Marvin J. Winkler_________________
Its:  co-Chief Executive Officer

SSP Gaming, LLC

By: _/s/ Marvin J. Winkler__________________
Its:  Executive Manager

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